Exhibit 99.1

Alliance Laundry Holdings LLC Reports 2007 Sales and Earnings

RIPON, Wis.--(BUSINESS WIRE)--Alliance Laundry Holdings LLC announced today results for the year ended December 31, 2007.

Net revenues for full year 2007 increased $77.2 million, or 21.1%, to $443.3 million from $366.1 million for the full year 2006. Our net income for 2007 was $9.9 million as compared to a net loss of $3.4 million for 2006. Adjusted EBITDA (see “About Non-GAAP Financial Measures” below) for 2007 increased $9.2 million to $68.5 million from $59.3 million for 2006.

The overall net revenue increase of $77.2 million was attributable to $34.5 million of higher commercial laundry revenues, $5.0 million of higher consumer laundry revenue, $6.1 million of higher service parts revenue and $48.9 million of full year sales from the European Operations acquired in the CLD acquisition on July 14, 2006, which were partially offset by higher worldwide sales eliminations of $17.3 million.

In announcing the Company’s results, CEO Thomas F. L’Esperance said, “Alliance’s exceptional sales performance for 2007 was an impressive achievement for which every one of our employees can take credit. In addition to the full year sales from our European Operations, we believe that our strong sales performance was largely the result of our customer one program which focuses on delivering products with superior quality and unrivaled support services. In 2008 we will make further investments in product development, capacity and people to continue to perform at these levels.”

L’Esperance concluded, “2007 was clearly a challenging year from a commodity cost escalation and facility integration perspective. The integration of Marianna and the U.S. CLD facilities is behind us. We have entered into hedge contracts to address the potential volatility in nickel and the EURO for 2008. We anticipate that our customer one program, along with our other operating strategies, will position us for improved profitability in 2008.”

About Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA and Adjusted EBITDA, which are non-GAAP measures. We have presented EBITDA and Adjusted EBITDA because certain covenants in our Senior Credit Facility are tied to ratios based on these measures. “EBITDA” represents net income (loss) before interest expense, income tax (provision) benefit and depreciation and amortization, and “Adjusted EBITDA” (as defined under the Senior Credit Facility) is EBITDA as further adjusted to exclude, among other things, certain non-recurring expenses and other non-recurring non-cash charges. EBITDA and Adjusted EBITDA do not represent, and should not be considered, an alternative to net income or cash flow from operations, as determined by GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. Our Senior Credit Facility requires us to satisfy specified financial ratios and tests, including a maximum of total debt to Adjusted EBITDA and a minimum Adjusted EBITDA to cash interest expense. To the extent that we fail to maintain either of these ratios within the limits set forth in the Senior Credit Facility, our ability to access amounts available under our Revolving Credit Facility would be limited, our liquidity would be adversely affected and our obligations under the Senior Credit Facility could be accelerated. In addition, any such acceleration would constitute an event of default under the indenture governing the Senior Subordinated Notes (the “Notes Indenture”), and such an event of default under the Notes Indenture could lead to an acceleration of our obligations under the Senior Subordinated Notes. A reconciliation of EBITDA and Adjusted EBITDA with the most directly comparable GAAP measure is included below for the twelve months ended December 31, 2007 along with the components of EBITDA and Adjusted EBITDA.

About Alliance Laundry Holdings LLC

Alliance Laundry Holdings LLC is the parent company of Alliance Laundry Systems LLC (www.comlaundry.com), a leading designer, manufacturer and marketer in North America of commercial laundry equipment used in laundromats, multi-housing laundries and on-premise laundries. Under the well-known brand names of Speed Queen®, UniMac®, Huebsch®, IPSO®, and Cissell®, we produce a full line of commercial washing machines and dryers with load capacities from 12 to 200 pounds. We have been a leader in the North American stand-alone commercial laundry equipment industry for more than ten years. With the addition of our European operations and Alliance Laundry’s export sales to Europe, we believe that we are also a leader in the European stand-alone commercial laundry equipment industry.

Safe Harbor for Forward-Looking Statements

With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of our business to differ materially from those expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of our products abroad; possible fluctuation in interest rates, which affects our earnings and cash flows; the impact of substantial leverage and debt service on us; possible loss of suppliers; risks related to our asset backed facilities; dependence on key personnel; labor relations; potential liability for environmental, health and safety matters; potential future legal proceedings and litigation; and other risks listed from time to time in the Company’s reports, including, but not limited to the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2007.

Financial information for Alliance Laundry Holdings LLC appears on the next five pages for the years ended December 31, 2007 and 2006.

ALLIANCE LAUNDRY HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$ 10,594	$ 11,221
Accounts receivable (net of allowance for doubtful accounts of
$1,182 and $949 at December 31, 2007 and 2006, respectively)	13,406	24,523
Inventories, net	57,609	51,915
Beneficial interests in securitized accounts receivable	29,046	28,641
Deferred income tax asset, net	2,481	3,202
Prepaid expenses and other assets	2,634	4,804
Total current assets	115,770	124,306

Notes receivable, net	3,601	4,018
Property, plant and equipment, net	71,925	73,789
Goodwill	183,865	180,269
Beneficial interests in securitized financial assets	21,895	18,055
Deferred income tax asset, net	7,068	10,677
Debt issuance costs, net	8,146	10,318
Intangible assets, net	148,017	152,890
Total assets	$ 560,287	$ 574,322

Liabilities and Member(s)' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$ 601	$ 526
Revolving credit facility	-	-
Accounts payable	26,111	27,636
Deferred income tax liability, net	-	216
Other current liabilities	38,763	37,085
Total current liabilities	65,475	65,463

Long-term debt and capital lease obligations:
Senior credit facility	190,000	224,000
Senior subordinated notes	149,523	149,430
Other long-term debt and capital lease obligations	1,664	2,159

Deferred income tax liability, net	6,044	6,137
Other long-term liabilities	6,343	10,742
Total liabilities	419,049	457,931

Commitments and contingencies
Member(s)' equity	141,238	116,391
Total liabilities and member(s)' equity	$ 560,287	$ 574,322

ALLIANCE LAUNDRY HOLDINGS LLC
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands)

			January 28,	January 1,
	Year Ended	Year Ended	2005 through	2005 through
	December 31,	December 31,	December 31,	January 27,
	2007	2006	2005	2005
	Successor	Successor	Successor	Predecessor
Net revenues:
Equipment and service parts	$ 435,229	$ 359,755	$ 287,705	$ 20,303
Equipment financing, net	8,079	6,313	8,940	380
Net revenues	443,308	366,068	296,645	20,683
Cost of sales	332,592	282,279	225,706	15,585
Gross profit	110,716	83,789	70,939	5,098
Selling, general and administrative expenses	59,965	50,995	38,632	3,829
Securitization, impairment and other (income) costs, net	(750)	7,150	10,009	-
Transaction costs associated with sale of business	-	-	-	18,790
Total operating expenses	59,215	58,145	48,641	22,619
Operating income (loss)	51,501	25,644	22,298	(17,521)

Interest expense	34,747	31,177	24,117	995
Loss from early extinguishment of debt	-	-	-	9,867
Costs related to abandoned public offerings	-	-	-	-
Other expense, net	-	417	-	-
Income (loss) before taxes	16,754	(5,950)	(1,819)	(28,383)
Provision (benefit) for income taxes	6,885	(2,540)	(1,158)	9
Net income (loss)	$ 9,869	$ (3,410)	$ (661)	$ (28,392)

ALLIANCE LAUNDRY HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

			January 28,	January 1,
	Year Ended	Year Ended	2005 through	2005 through
	December 31,	December 31,	December 31,	January 27,
	2007	2006	2005	2005
	Successor	Successor	Successor	Predecessor
Cash flows from operating activities:
Net income (loss)	$ 9,869	$ (3,410)	$ (661)	$ (28,392)
Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Depreciation and amortization	19,218	21,676	20,187	526
Non-cash interest expense (income)	1,555	424	(933)	351
Non-cash loss on commodity & foreign exchange contracts, net	752	-	-	-
Non-cash executive unit compensation	631	(74)	1,120	1,089
Non-cash intangible asset impairment	-	2,431	1,767	-
Non-cash debt financing write-off	-	-	-	5,751
Non-cash inventory expense	-	3,193	6,246	-
Deferred income taxes	3,541	(3,747)	(1,158)	-
Loss on sale of property, plant and equipment	111	175	48	-
Changes in assets and liabilities:
Accounts receivable	11,814	9,975	(2,889)	(556)
Inventories	(4,764)	(5,065)	(456)	(1,833)
Other assets	(3,038)	(9,635)	246	101
Accounts payable	(2,455)	6,402	(22,828)	19,076
Other liabilities	(5,499)	561	5,939	(2,732)
Net cash provided by (used in) operating activities	31,735	22,906	6,628	(6,619)

Cash flows from investing activities:
Additions to property, plant and equipment	(8,338)	(6,150)	(4,229)	(188)
Acquisition of businesses, net of cash acquired	-	(82,308)	-	-
Proceeds on disposition of assets	1,211	1,421	4	-
Net cash used in investing activities	(7,127)	(87,037)	(4,225)	(188)

Cash flows used in financing activities:
Principal payments on long-term debt	(34,573)	(13,123)	(23,000)	1
Net increase in revolving line of credit borrowings	-	-	-	-
Proceeds from promissory notes	-	1,000	-	-
Proceeds from senior term loan	-	60,000	200,000	-
Proceeds from senior subordinated notes	-	-	149,250	-
Repayment of long-term debt	-	-	(275,920)	-
Issuance of common stock	9,385	23,493	117,000	-
Repurchase of common stock	-	(50)	-	-
Distribution to old unitholders	-	-	(154,658)	-
Debt financing costs	-	(1,335)	(13,230)	-
Cash paid for capitalized offering related costs	-	-	(1,364)	-
Net proceeds - management note	-	-	-	(71)

Net cash (used in) provided by financing activities	(25,188)	69,985	(1,922)	(70)

Effect of exchange rate changes on cash and cash equivalents	(47)	292	-	-

Net (decrease) increase in cash and cash equivalents	(627)	6,146	481	(6,877)
Cash and cash equivalents at beginning of period	11,221	5,075	4,594	11,471
Cash and cash equivalents at end of period	$ 10,594	$ 11,221	$ 5,075	$ 4,594

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 30,069	$ 28,642	$ 19,699	$ 1,133
Cash paid for income taxes	$ 2,441	$ 687	$ 55	$ 9

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA, and reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities for the Twelve Months Ended December 31, 2007 (Dollars in Thousands):

	Year	Year Ended	January 28,	January 1,	Year
	Ended	December 31,	2005 through	2005 through	Ended
	December 31,	2006	December 31,	January 27,	December 31,
	2007	(Restated)	2005	2005	2005
	Successor	Successor	Successor	Predecessor	Combined

Net loss	$ 9,869	$ (3,410)	$ (661)	$ (28,392)	$ (29,053)
(Benefit) provision for income taxes	6,885	(2,540)	(1,158)	9	(1,149)
Interest expense	34,747	31,177	24,117	995	25,112
Depreciation and amortization (a)	19,218	21,676	20,187	526	20,713
Non-cash interest income included
in amortization above	(2,172)	(2,189)	(2,058)	-	(2,058)
EBITDA	68,547	44,714	40,427	(26,862)	13,565
Finance program adjustments (b)	(2,159)	(306)	(1,879)	31	(1,848)
Other non-recurring charges (c)	2,364	8,868	9,734	28,657	38,391
Other non-cash charges (d)	(222)	5,550	9,133	1,089	10,222
Other expense (e)	-	480	-	-	-
Management fees paid to affiliates of Bain	-	-	-	83	83
Adjusted EBITDA	68,530	59,306	57,415	2,998	60,413

Interest expense	(34,747)	(31,177)	(24,117)	(995)	(25,112)
Non-cash interest income included
in amortization above	2,172	2,189	2,058	-	2,058
Other non-cash interest	1,555	424	(933)	351	(582)
Finance program adjustments (b)	2,159	306	1,879	(31)	1,848
Other non-recurring charges (c)	222	(8,868)	(9,734)	(28,657)	(38,391)
Non-cash debt financing write-off	-	-	-	5,751	5,751
Cash taxes	(3,344)	(1,207)	-	(9)	(9)
Loss on sale of property, plant and equipment	111	175	48	-	48
Other expense	(981)	(480)	-	(83)	(83)
Changes in assets and liabilities	(3,942)	2,238	(19,988)	14,056	(5,932)
Net cash provided by (used in) operating activities	$ 31,735	$ 22,906	$ 6,628	$ (6,619)	$ 9

(a) Depreciation and amortization amounts include amortization of deferred financing costs included in interest expense.

(b) We currently operate an off-balance sheet commercial equipment finance program in which newly originated equipment loans are sold to qualified special-purpose bankruptcy remote entities. In accordance with GAAP, we are required to record gains/losses on the sale of these equipment based promissory notes. In calculating Adjusted EBITDA, management determines the cash impact of net interest income on these notes. The finance program adjustments are the difference between GAAP basis revenues (as prescribed by SFAS No. 125/140) and cash basis revenues.

(c) Other non-recurring charges are described as follows:

  Other non-recurring charges in 2007 are comprised of a periodic accrual of $0.1 million under the one time retention bonus agreement with certain management employees, $1.4 million of investigatory and audit costs related to the restatements which are included in the selling, general and administrative expense line of our consolidated statements of operations and $0.9 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other (income) costs, net line of our consolidated statements of operations.
  Other non-recurring charges in 2006 are comprised of a periodic accrual of $1.2 million under a one time retention bonus agreement with certain management employees, $3.0 million of costs related to the transfer of the Marianna, Florida product lines to Ripon, Wisconsin which are included in the selling, general and administrative expense line of our consolidated statements of operations and $4.7 million of costs associated with the closure of the Marianna, Florida production facility which are included in the securitization, impairment and other (income) costs, net line of our consolidated statements of operations.

(d) Other non-cash charges are described as follows:

  Other non-cash charges in 2007 are comprised of $0.7 million of non-cash mark to market losses relating to nickel and foreign exchange hedge agreements, which is included in the cost of sales line of our consolidated statements of operations, $0.6 million of expense related to management incentive stock options, which is included in the selling, general and administrative expenses line of our consolidated statements of operations, and a one-time non-cash pension curtailment gain of $1.6 million associated with the freeze of benefit accruals for all U.S. based salaried employees effective January 1, 2009, which is included in the securitization, impairment and other (income) costs, net line of our consolidated statements of operations.
  Other non-cash charges in 2006 are comprised of $3.2 million of costs associated with the inventory step-up to fair market value recorded at the CLD Acquisition date, which are included in the cost of sales line of our consolidated statements of operations, a $1.4 million non-cash impairment charge related to the Ajax trademark, which is included in the securitization, impairment and other (income) costs, net line of our consolidated statements of operations, a $1.0 million non-cash impairment charge related to the LSG customer agreement, which is included in the securitization, impairment and other (income) costs, net line of our consolidated statements of operations. The Ajax impairment charges consist of a $1.4 million charge in the quarter ending March 31, 2006, based on an asset impairment test conducted pursuant to SFAS No. 142, “Goodwill and Other Intangible Assets” resulting from the Company’s decision to discontinue sales of Ajax products and sell this product line to a third party. The LSG customer agreement impairment charges consist of a $1.0 million charge in the quarter ending December 31, 2006, based on an asset impairment test conducted pursuant to SFAS No. 142, “Goodwill and Other Intangible Assets” resulting from the Company’s CLD Acquisition and the decision to replace the 2002 supply agreement with LSG with a new supply agreement at substantially lower volumes.

(e) Other expense is described as follows:

  Other expense in 2006 consists of $0.5 million of mark to market losses for two foreign exchange hedge agreements entered to control the foreign exchange risk associated with the initial acquisition price of CLD, which is included in the other expense line of our consolidated statements of operations.

CONTACT:
Alliance Laundry Holdings LLC
Bruce P. Rounds, CFO
920-748-1634